                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                     February 17, 1998 (February 16, 1998)




                      Laidlaw Environmental Services, Inc.
--------------------------------------------------------------------------------
               (Exact name of Company as specified in its charter)


Delaware                             1-8368                          51-0228924
--------------------------------------------------------------------------------
(State or other                    (Commission                    (IRS Employer
jurisdiction                      File Number)                   Identification
of incorporation)                                                       Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
--------------------------------------------------------------------------------
           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200

ITEM 5.  OTHER EVENTS

         On February 16, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced that 31.5 million shares had been tendered under Laidlaw Environmental's offer to purchase all the outstanding shares of Safety-Kleen Corp. (NYSE:SK) and together with the 601,100 shares already owned by LESI, this represents 54.2% of the outstanding shares of Safety-Kleen. LESI also announced that the offer has been extended until 5:00 p.m. New York City time on February 19, 1998. The full text of the announcement is reproduced below. Note that the announcement contains statements regarding LESI's opinion regarding the greater value of LESI's offer to purchase SK stock as compared to the Philip group's merger proposal as well as LESI's opinion that there is little likelihood that the Philip group's merger proposal will be approved by the SK shareholders.


FOR IMMEDIATE RELEASE

CONTACT: KENNETH W. WINGER
         PRESIDENT AND CHIEF EXECUTIVE OFFICER

         PAUL R. HUMPHREYS
         SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
         (803) 933-4210


                      OVER 54% OF SAFETY-KLEEN SHARES FAVOR
                  LAIDLAW ENVIRONMENTAL OFFER - OFFER EXTENDED

COLUMBIA, SOUTH CAROLINA...FEBRUARY 16, 1998. Laidlaw Environmental Services, Inc. (NYSE:LLE) today announced that 31.5 million shares had been tendered under Laidlaw Environmental's offer to purchase all the outstanding shares of Safety-Kleen Corp. (NYSE:SK). This, together with the 601,100 shares already owned by the Company, represents 54.2% of the outstanding shares of Safety-Kleen. The Company also announced that due to the significant response, the offer has been extended until 5:00 p.m. New York City time on February 19, 1998.

         Under the extended offer, each shareholder of Safety-Kleen will receive
2.8 LLE common shares (the Exchange Ratio) and $18.00 in cash for each Safety-Kleen common share validly tendered and not withdrawn.

         Commenting on these developments, Kenneth W. Winger, Laidlaw Environmental's president and chief executive officer, said:

         "For some time we have been saying that the Laidlaw Environmental offer provides superior value. Institutional Shareholder Services has supported our view.

Last week, Safety-Kleen's own investment advisor, William Blair, agreed. On Friday, the majority of Safety-Kleen shareholders also concurred as to the superiority of our offer in terms of value and certainty. In light of the number of shares tendered to the Laidlaw Environmental offer, we believe there is little likelihood that the Philip group's merger proposal will be approved. Extending our offer until Thursday provides the Safety-Kleen Board the opportunity to consider the wishes of the majority of its shareholders and to eliminate the poison pill provisions and Wisconsin merger moratorium statute provisions that prevent Safety-Kleen shareholders from realizing the benefits of our superior offer."

         Laidlaw Environmental Services is the leading provider of hazardous and industrial waste management services to industry and government. The company operates from more than 100 locations throughout North America.

                                     - END -

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: February 17, 1998               By: /s/ Kenneth W. Winger
                                          ----------------------
                                          Kenneth W. Winger, President
                                          and Chief Executive Officer